Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners Reports Fourth-Quarter 2022 Results and Provides 2023 Outlook; Achieves Record Revenues
AUSTIN, Texas, February 14, 2023 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for fourth-quarter 2022.
Fourth-Quarter 2022 Highlights
•Record total revenues of $190.1 million for fourth-quarter 2022, compared to $159.9 million for fourth-quarter 2021.
•Net income was $8.4 million for fourth-quarter 2022, compared to $3.1 million for fourth-quarter 2021.
•Net cash provided by operating activities was $82.1 million for fourth-quarter 2022, compared to $81.1 million for fourth-quarter 2021.
•Adjusted EBITDA of $113.0 million for fourth-quarter 2022, compared to $99.2 million for fourth-quarter 2021.
•Distributable Cash Flow of $60.6 million for fourth-quarter 2022, compared to $52.0 million for fourth-quarter 2021.
•Paid cash distribution of $0.525 per common unit for fourth-quarter 2022, consistent with fourth-quarter 2021.
•Distributable Cash Flow Coverage was 1.18x for fourth-quarter 2022, compared to 1.02x for fourth-quarter 2021.
“Our fourth-quarter results were indicative of the vital importance of natural gas compression within the midstream and broader energy-market value chain. We again experienced sequential-quarter increases in revenues, Adjusted EBITDA, and revenue-generating horsepower, along with continued improvements to pricing,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “Additionally, our fourth-quarter results featured a quarterly record for revenue. This record quarterly result was made possible by sequential-quarter improvements to our fleet utilization, which surpassed a 91-percent exit rate for the fourth quarter, and by continued improvements to our quarter-over-quarter average price per horsepower per month. Our fourth-quarter performance further reduced our leverage ratio while generating distribution coverage of 1.18 times, representing a more than 10% improvement over third-quarter 2022.”
Expansion capital expenditures were $46.1 million, maintenance capital expenditures were $3.7 million, and cash interest expense, net was $36.2 million for the fourth-quarter 2022.
On January 12, 2023, the Partnership announced a fourth-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on February 3, 2023, to common unitholders of record as of the close of business on January 23, 2023.

Operational and Financial Data

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operational data:
Fleet horsepower (at period end) (1)	3,716,854	3,711,205	3,689,018	3,716,854	3,689,018
Revenue-generating horsepower (at period end) (2)	3,199,548	3,128,845	2,964,206	3,199,548	2,964,206
Average revenue-generating horsepower (3)	3,171,899	3,090,910	2,950,623	3,067,279	2,951,013
Revenue-generating compression units (at period end)	4,116	4,034	3,942	4,116	3,942
Horsepower utilization (at period end) (4)	91.8%	90.9%	82.7%	91.8%	82.7%
Average horsepower utilization (for the period) (4)	91.3%	90.3%	82.9%	88.6%	82.7%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$190,112	$179,613	$159,943	$704,598	$632,645
Average revenue per revenue-generating horsepower per month (5)	$17.81	$17.53	$16.62	$17.35	$16.60
Net income	$8,366	$9,612	$3,105	$30,318	$10,279
Operating income	$46,693	$45,103	$36,336	$169,293	$140,872
Net cash provided by operating activities	$82,099	$49,209	$81,057	$260,590	$265,425
Gross margin	$64,237	$61,388	$49,698	$233,585	$199,487
Adjusted gross margin (6)	$124,119	$120,160	$108,945	$470,262	$438,256
Adjusted gross margin percentage (7)	65.3%	66.9%	68.1%	66.7%	69.3%
Adjusted EBITDA (6)	$112,991	$109,156	$99,205	$425,978	$398,380
Adjusted EBITDA percentage (7)	59.4%	60.8%	62.0%	60.5%	63.0%
Distributable Cash Flow (6)	$60,596	$55,181	$52,039	$221,499	$209,128
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership (and excludes units on order). As of December 31, 2022, the Partnership had 165,000 large horsepower on order for delivery during 2023.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 86.1%, 84.3%, and 80.4% at December 31, 2022, September 30, 2022, and December 31, 2021, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 85.4%, 83.4%, and 80.0% for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 82.9% and 79.8% for the years ended December 31, 2022 and 2021, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.

Liquidity and Long-Term Debt
As of December 31, 2022, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of December 31, 2022, the Partnership had outstanding borrowings under the revolving credit facility of $646.0 million, $954.0 million of availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $333.1 million. As of December 31, 2022, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.
Full-Year 2023 Outlook
USA Compression is providing its full-year 2023 guidance as follows:
•Net income range of $75.0 million to $95.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $490.0 million to $510.0 million; and
•Distributable Cash Flow range of $260.0 million to $280.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth-quarter 2022 performance. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (888) 440-5655 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call.
About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Adjusted gross margin is primarily impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery, and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2023 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,”

“outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2023 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in general economic conditions, including inflation or supply chain disruptions and changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine;
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of the severity and duration of world health events, including the COVID-19 pandemic, related economic repercussions, actions taken by governmental authorities and other third parties in response to such events, and the resulting disruption in the oil and gas industry and impact on demand for oil and gas;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics (such as COVID-19), weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•operational challenges relating to COVID-19 and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of the Partnership’s employees, remote work arrangements, performance of contracts, and supply chain disruptions;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks, including the risk from cyberattacks;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•the Partnership’s ability to realize the anticipated benefits of acquisitions; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contacts:
USA Compression Partners, LP
Mike Pearl
Chief Financial Officer
(832) 823-7306
ir@usacompression.com
Julie McEwen
Controller
(512) 369-1389
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues:
Contract operations	$180,558	$171,019	$153,503	$673,214	$609,450
Parts and service	5,297	4,901	3,250	15,729	11,228
Related party	4,257	3,693	3,190	15,655	11,967
Total revenues	190,112	179,613	159,943	704,598	632,645
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	65,993	59,453	50,998	234,336	194,389
Depreciation and amortization	59,882	58,772	59,247	236,677	238,769
Selling, general, and administrative	17,436	14,663	13,470	61,278	56,082
Loss (gain) on disposition of assets	(443)	1,118	(276)	1,527	(2,588)
Impairment of compression equipment	551	504	168	1,487	5,121
Total costs and expenses	143,419	134,510	123,607	535,305	491,773
Operating income	46,693	45,103	36,336	169,293	140,872
Other income (expense):
Interest expense, net	(37,991)	(35,142)	(32,966)	(138,050)	(129,826)
Other	23	27	19	91	107
Total other expense	(37,968)	(35,115)	(32,947)	(137,959)	(129,719)
Net income before income tax expense	8,725	9,988	3,389	31,334	11,153
Income tax expense	359	376	284	1,016	874
Net income	8,366	9,612	3,105	30,318	10,279
Less: distributions on Preferred Units	(12,187)	(12,188)	(12,187)	(48,750)	(48,750)
Net loss attributable to common unitholders’ interests	$(3,821)	$(2,576)	$(9,082)	$(18,432)	$(38,471)

Weighted average common units outstanding – basic and diluted	98,051	97,968	97,151	97,780	97,068

Basic and diluted net loss per common unit	$(0.04)	$(0.03)	$(0.09)	$(0.19)	$(0.40)

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525	$2.10	$2.10

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

December 31, 2022
Selected Balance Sheet data:
Total assets	$2,665,724
Long-term debt, net	$2,106,649
Total partners’ deficit	$(116,299)

Common units outstanding	98,227,656

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash provided by operating activities	$82,099	$49,209	$81,057	$260,590	$265,425
Net cash used in investing activities	(43,530)	(43,545)	(15,522)	(129,945)	(39,188)
Net cash used in financing activities	(38,540)	(5,658)	(65,785)	(130,610)	(226,239)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total revenues	$190,112	$179,613	$159,943	$704,598	$632,645
Cost of operations, exclusive of depreciation and amortization	(65,993)	(59,453)	(50,998)	(234,336)	(194,389)
Depreciation and amortization	(59,882)	(58,772)	(59,247)	(236,677)	(238,769)
Gross margin	$64,237	$61,388	$49,698	$233,585	$199,487
Depreciation and amortization	59,882	58,772	59,247	236,677	238,769
Adjusted gross margin	$124,119	$120,160	$108,945	$470,262	$438,256

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$8,366	$9,612	$3,105	$30,318	$10,279
Interest expense, net	37,991	35,142	32,966	138,050	129,826
Depreciation and amortization	59,882	58,772	59,247	236,677	238,769
Income tax expense	359	376	284	1,016	874
EBITDA	$106,598	$103,902	$95,602	$406,061	$379,748
Interest income on capital lease	—	—	—	—	48
Unit-based compensation expense (1)	6,178	3,008	3,599	15,894	15,523
Transaction expenses (2)	—	—	34	27	34
Severance charges	107	624	78	982	494
Loss (gain) on disposition of assets	(443)	1,118	(276)	1,527	(2,588)
Impairment of compression equipment (3)	551	504	168	1,487	5,121
Adjusted EBITDA	$112,991	$109,156	$99,205	$425,978	$398,380
Interest expense, net	(37,991)	(35,142)	(32,966)	(138,050)	(129,826)
Non-cash interest expense	1,814	1,814	2,899	7,265	9,765
Income tax expense	(359)	(376)	(284)	(1,016)	(874)
Interest income on capital lease	—	—	—	—	(48)
Transaction expenses	—	—	(34)	(27)	(34)
Severance charges	(107)	(624)	(78)	(982)	(494)
Other	65	(33)	(241)	(851)	(2,742)
Changes in operating assets and liabilities	5,686	(25,586)	12,556	(31,727)	(8,702)
Net cash provided by operating activities	$82,099	$49,209	$81,057	$260,590	$265,425
____________________________________
(1)For the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, unit-based compensation expense included $1.0 million, $1.1 million, and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.2 million, $1.1 million, and less than $0.1 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. For the years ended December 31, 2022, and 2021, unit-based compensation expense included $4.4 million and $4.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $1.3 million and $0.3 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended						Year Ended
	December 31, 2022		September 30, 2022		December 31, 2021		December 31, 2022		December 31, 2021
Net income	$8,366		$9,612		$3,105		$30,318		$10,279
Non-cash interest expense	1,814		1,814		2,899		7,265		9,765
Depreciation and amortization	59,882		58,772		59,247		236,677		238,769
Non-cash income tax expense (benefit)	65		(33)		59		(151)		(42)
Unit-based compensation expense (1)	6,178		3,008		3,599		15,894		15,523
Transaction expenses (2)	—		—		34		27		34
Severance charges	107		624		78		982		494
Loss (gain) on disposition of assets	(443)		1,118		(276)		1,527		(2,588)
Impairment of compression equipment (3)	551		504		168		1,487		5,121
Distributions on Preferred Units	(12,187)		(12,188)		(12,187)		(48,750)		(48,750)
Maintenance capital expenditures (4)	(3,737)		(8,050)		(4,687)		(23,777)		(19,477)
Distributable Cash Flow	$60,596		$55,181		$52,039		$221,499		$209,128
Maintenance capital expenditures	3,737		8,050		4,687		23,777		19,477
Transaction expenses	—		—		(34)		(27)		(34)
Severance charges	(107)		(624)		(78)		(982)		(494)
Distributions on Preferred Units	12,187		12,188		12,187		48,750		48,750
Other	—		—		(300)		(700)		(2,700)
Changes in operating assets and liabilities	5,686		(25,586)		12,556		(31,727)		(8,702)
Net cash provided by operating activities	$82,099		$49,209		$81,057		$260,590		$265,425

Distributable Cash Flow	$60,596		$55,181		$52,039		$221,499		$209,128

Distributions for Distributable Cash Flow Coverage Ratio (5)	$51,570		$51,447		$51,106		$205,559		$203,978

Distributable Cash Flow Coverage Ratio	1.18	x	1.07	x	1.02	x	1.08	x	1.03	x
____________________________________
(1)For the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, unit-based compensation expense included $1.0 million, $1.1 million, and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.2 million, $1.1 million, and less than $0.1 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. For the years ended December 31, 2022, and 2021, unit-based compensation expense included $4.4 million and $4.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $1.3 million and $0.3 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(5)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2023 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$75.0 million to $95.0 million
Plus: Interest expense, net	162.0 million
Plus: Depreciation and amortization	237.0 million
Plus: Income tax expense	1.0 million
EBITDA	$475.0 million to $495.0 million
Plus: Unit-based compensation expense (1)	15.0 million
Adjusted EBITDA	$490.0 million to $510.0 million
Less: Cash interest expense	154.0 million
Less: Current income tax expense	1.0 million
Less: Maintenance capital expenditures	26.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$260.0 million to $280.0 million
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(1)Unit-based compensation expense is based on the Partnership’s closing per unit price of $19.53 on December 30, 2022.